Exhibit 10.12
[***] Certain information in this document has been omitted from this exhibit pursuant to Item 601(b) of Regulation S-K because it is both not material and is the type that the Registrant treats as private or confidential.
JOINT MARKETING AGREEMENT
THIS JOINT MARKETING AGREEMENT (this “Agreement”) is entered into as of December 5, 2019 (the “Effective Date”), by and between ABSCI, LLC., a Delaware limited liability company, having its principal place of business at 101 E. 6th Street, Suite 350, Vancouver, WA 98660 (“AbSci”), and KBI BIOPHARMA, INC. a Delaware corporation, having its principal place of business at 1101 Hamlin Rd., Durham, NC 27704 (“KBI”). Each of AbSci and KBI are referred to herein individually as a “Party” and collectively as the “Parties.”
BACKGROUND
WHEREAS, AbSci possesses expertise in synthetic biology, the development of cell lines, related fermentation processes, and purification technologies for the production of proteins using its proprietary technology platform and controls certain intellectual property related thereto; and
WHEREAS, KBI is a leading development and contract manufacturing organization serving the biopharmaceutical industry, and
WHEREAS, AbSci and KBI wish to jointly market and promote their respective products and services to accelerate and optimize drug development and manufacturing,
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
The following initially capitalized terms have the following meanings (and derivative forms of them will be interpreted accordingly):
1.1    “AbSci Background IP” means any and all Know-How and Patents that are Controlled by AbSci or its Affiliates prior to the Effective Date that relate to or constitute the AbSci Technology.
1.2    “AbSci Licensed IP” means any (a) AbSci Background IP and (b) AbSci Program IP, in each case ((a) and (b)) that are reasonably necessary or desirable for the manufacture Licensed Products (including all embodiments thereof).
1.3    “AbSci Marketing Materials” means Marketing Materials for use in Marketing the AbSci Technology.
1.4    “AbSci Materials” means all biological and other materials Controlled by AbSci and used by or on behalf of AbSci to perform activities in accordance with this Agreement, a

Technology Development Agreement, a Commercialization Agreement or provided to KBI or its Affiliates, including without limitation the Producing Cell Lines.
1.5    “AbSci Program IP” means all Program IP that is or relates to an Improvement of the AbSci Technology or Program IP that was conceived, discovered, invented, or created solely by AbSci, its employees, representatives, agents or Affiliates.
1.6    “AbSci Target” means a Target identified by AbSci.
1.7    “AbSci Technology” means AbSci’s proprietary technology and its associated products and services related to [***]
1.8    “Accounting Standards” means GAAP or IFRS, as applicable, in each case, as generally and consistently applied throughout the Party’s organization. Each Party will promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained.
1.9    “Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.
1.10    “Affiliate” or “Affiliated” means, as to a given entity, another entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first entity. For purposes of this definition, “control” with respect to an entity, means the ownership of fifty percent (50%) or more of the voting securities entitled to elect the directors or management of the entity, or the actual power to elect or direct the management of the entity.
1.11    “Calendar Year” means (a) for the first Calendar Year, the period commencing on the Effective Date and ending on December 31 of the same year, (b) for the Calendar Year in which this Agreement expires or is terminated, the period beginning on January 1 of such Calendar Year and ending on the effective date of such expiration or termination, and (c) for all other years, each successive twelve (12) consecutive month period beginning on January 1 and ending December 31.
1.12    “CMO” means a contract manufacturing organization.
1.13    “Combination Product” means (a) a single pharmaceutical formulation (whether co-formulated or administered together via the same administration route) containing, as its active ingredients, both (i) a Licensed Product and (ii) one or more therapeutically or prophylactically active ingredients or (b) a combination therapy comprised of (i) a Licensed Product and (ii) one or more therapeutically or prophylactically active ingredients either when (A) priced and sold in a single package containing such multiple products, or (B) packaged separately but sold together for a single price, in each case ((a) and (b)), including all dosage forms, formulations, presentations, and package configurations. Drug delivery vehicles, adjuvants and excipients will not be deemed to be “active ingredients”, except in the case where such delivery vehicle, adjuvant or excipient is recognized by the FDA as an active ingredient in accordance with 21 C.F.R. 210.3(b)(7).
1.14    “Combination Program IP” means any Program IP that is not either AbSci Program IP or KBI Program IP.
1.15    “Commercialization Agreement” means a Commercialization Agreement between AbSci and a Third Party that authorizes the commercial sale and manufacture of a Protein produced using AbSci Technology. For clarity, the Commercialization Agreement may also provide for the pre-commercial development of such Protein with the AbSci Technology, including a Feasibility Study or a Joint Development Project.
1.16    “Commercially Reasonable Efforts” means that KBI will: (i) promptly assign responsibility for marketing, activities and Scale-up Test activities pursuant to Section 4.1, to specific employees who are held accountable for progress and monitor such progress on an on- going basis, (ii) set and consistently seek to achieve specific and meaningful objectives and timelines for carrying out such activities, (iii) consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives and timelines.
1.17    “Contract Year” means [***].
1.18    “Control” or “Controlled” means, with respect to any Patent, Know-How, materials or other intellectual property rights, the possession (whether by ownership or license, but other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party a license, or access as provided herein to such item, without violating the terms of any agreement or other arrangement with any third party or creating a payment obligation upon such, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access. Notwithstanding anything in this Agreement to the contrary, a Party will be deemed not to Control any Patent, Know-How, materials or other intellectual property right that comes into the possession (whether by ownership or license) of such Party (or its successor) pursuant to a Change of Control.
1.19    “Cover” means (a) with respect to a compound or product and a Patent, that, in absence of a (sub)license under, or ownership of, such Patent, the Exploitation of such compound or product would infringe a Valid Claim of such Patent as issued or following its issuance (i.e., the composition of matter, method of manufacture or use of such compound or product is claimed by a Valid Claim of such Patent), or with respect to a claim included in any patent application, would infringe such claim if such patent application were to issue as a patent.
1.20    “Detail” means a contact between a sales representative of a Party and a Target during which the relevant characteristics of AbSci Technology or KBI Services, as the case may be, are described by the sales representative using, if necessary or desirable, the Marketing Materials. When used as a verb, “Detail” shall mean to engage in a Detail.
1.21    “Exploitation” means the making, having made, importation, use, sale, offering for sale or disposition of a product or process, including the identification, research, development, registration, modification, enhancement, improvement, manufacturing, optimization, exportation, transportation, or marketing of a product or process. When used as a verb, “Exploit” will mean to engage in any of the foregoing activities.
1.22    “Facilities” means the facilities controlled and operated by KBI or its Affiliates in the United States or Europe.
1.23    “Feasibility Study” means a scientific study, performed pursuant to an agreement, in which the AbSci Technology is used for one or more of construction, screening and selection of cell lines, fermentation, and purification of a Protein, for the purpose of showing that it is feasible to use the AbSci Technology to make the Protein.
1.24    “Governmental Authority” means any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal, official or officer, exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.
1.25    “Improvement” means with respect to any service, product, technology, molecule, material, assay or algorithm, any improvement, enhancement, modification, substitution, alternative, alteration, update or upgrade to such service, product, technology, molecule, material, assay or algorithm.
1.26    “Joint Development Project” means a project conducted by two or more parties pursuant to a written agreement, in which each party is responsible for one or more of: (1) selection of the protein to be manufactured; (2) construction, screening and selection of cell lines to produce the protein; (3) fermentation or its optimization; (4) purification of the protein or its optimization; (5) scale up of the production of the protein; or (6) manufacture of the protein at commercial scales.
1.27    “Joint Marketing Initiative” means a Marketing effort, such as paper, presentation or event jointly prepared, presented or attended by both AbSci and KBI related to the AbSci Technology and the suitability or desirability of using the AbSci Technology with KBI Services. Non-exclusive examples of Joint Marketing Initiatives include white papers, joint conference presentations, and joint webinars.
1.28    “KBI Background IP” means any all Know-How and Patents that are Controlled by KBI or its Affiliates prior to the Effective Date.
1.29    “KBI Marketing Materials” means Marketing Materials for use in Marketing the KBI Technology.
1.30    “KBI Program IP” means all Program IP that is or relates to an Improvement of the KBI Background IP or Program IP that was conceived, discovered, invented, or created solely by KBI, its employees, representatives, agents or Affiliates.
1.31    “KBI Services” means KBI’s services related to the development and manufacture of proteins for third parties which rely on the AbSci Technology.

1.32    “KBI Services Agreement” means an agreement between KBI and a third party pursuant to which KBI will provide development or manufacturing services to such third party utilizing the AbSci Technology.
1.33    “KBI Target” means a Target identified by KBI.
1.34    “Know-How” means all technical information and know-how, including (a) inventions, discoveries, trade secrets, data, specifications, instructions, processes, formulae, methods of synthesis, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) all data, instructions, processes, formulae, strategies, and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical, or otherwise and whether related to safety, quality control, manufacturing or other disciplines. For clarity.
1.35    “Laws” means all laws, statutes, enactments, acts of legislature, rules, regulations, orders, judgments, guidelines, policies, directions, directives, or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision of any jurisdiction which are applicable to any of the Parties or their respective Affiliates in carrying out activities hereunder or to which any of the Parties or their respective Affiliates in carrying out the activities hereunder is subject, including the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
1.36    “Licensed Product” means with respect to any Third Party, any product containing or comprising a Protein manufactured, expressed, derived from or otherwise produced using a Producing Cell Line, including all current and future dosage forms, presentations, formulations, dosages, delivery modes and line extensions thereof, including any Combination Product. For the purpose of clarity, a Licensed Product includes a Protein that is subjected to post- expression modification, including chemical, structural and physical modification.
1.37    “Marketing” means those activities normally undertaken by a CMO or AbSci to implement promotion plans and strategies aimed at encouraging the appropriate purchase or use of a particular product or service, up to the point of offering the product for sale. When used as a verb, “Market” shall mean to engage in such activities.
1.38    “Marketing Materials” means all written, printed or graphic material, whether in electronic, digital, or printed medium, provided by a Party, intended for use by sales representatives of such Party, including without limitation marketing literature, visual aids, presentation materials, studies, reprints, white papers, technology updates and any other promotional support items.

1.39    “Net Sales” means [***].
1.40    “Patent(s)” means (a) patents and patent applications (including provisional applications and applications for certificates of invention); (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to, or claiming the priority date(s) of any of the foregoing; (d) any reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisionals of or to any of the foregoing; (e) term extensions, supplementary protection certificates and the like; and (f) any foreign equivalents of any of the foregoing.
1.41    “Producing Cell Line” means a cell line that (a) expresses or otherwise produces a Protein and such cell line (b)(i) is developed by or on behalf of AbSci or its Affiliates, (ii) utilizes the AbSci Technology or any other AbSci Licensed IP, or (iii) is based on or derived from a cell line developed by or on behalf of AbSci or its Affiliates.
1.42    “Program IP” means all Know-How and Patents, including all Improvements, that are conceived, discovered, invented, or created in the performance of activities under this Agreement, solely by AbSci (or its Affiliates) or solely by KBI (or its Affiliates), or jointly by the Parties (or their respective Affiliates).
1.43    “Proprietary Information” means any and all scientific, clinical, regulatory, sales, marketing, financial and commercial information or data, customer-related materials, know- how, concepts, ideas, trade secrets, expertise, and all of the foregoing regardless of whether communicated in writing, orally or by any other means, which is owned and under the protection of one Party and is provided by that Party to the other Party in connection with this Agreement.
1.44    “Prosecution and Maintenance” means, with regard to a particular Patent, the preparation, filing, and maintenance (including payment of any patent annuity or maintenance fees) of such Patent, as well as re-examinations, reissues, appeals, post grant reviews, and inter partes reviews or their equivalents with respect to such Patent, together with the initiation or defense of interferences, oppositions and other similar proceedings with respect to the particular Patent.
1.45    “Protein” or “Proteins” means a molecule(s), or a precursor or component thereof, the expression or manufacture of which will be developed and/or commercialized using AbSci Technology.
1.46    “Qualifying Leads” means [***].
1.47    “Regulatory Approval” means the approval of the applicable Regulatory Authority necessary for the marketing and sale of a Licensed Product in a country or jurisdiction but excluding separate pricing and reimbursement approval that may be required. Regulatory Approvals include approvals by Regulatory Authorities of INDs and BLAs.
1.48    “Regulatory Authority” means any multinational, federal, national, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the clinical development, manufacture, marketing or sale of a Licensed Product in a country or region, including the FDA in the United States and the EMA in Europe.
1.49    “Representatives” means a Party’s or its Affiliates’ employees, directors, officers, consultants and agents.
1.50    “Results” means all results, data, information and materials generated or made in performing the Technology Transfer Plan, in exercising the license grant hereunder, in using or practicing any of the Technology Transfer Program or otherwise hereunder, in each case by or on behalf of AbSci by AbSci (or its Affiliates) or KBI (or its Affiliates) or jointly by the Parties (or their respective Affiliates).
1.51    “Senior Executives” means, for AbSci, its Chief Executive Officer, and for KBI, its Chief Executive Officer, or in each case, another senior executive officer or their respective designee with appropriate responsibilities, seniority and decision-making authority.
1.52    “Target” means a Third Party customer or potential customer who has or may have need for the AbSci Technology or KBI Services.
1.53    “Technology Development Agreement” means an Agreement between AbSci and a Third Party with respect to one or more Proteins pursuant to which AbSci will use the AbSci Technology to conduct construct screening and selection, fermentation and analytical development of the Proteins but does not authorize commercial sales of the Proteins using AbSci Technology. A Technology Development Agreement may include a Feasibility Study or a Joint Development Project.
1.54    “Territory” means worldwide.
1.55    “Third Party” means any entity other than AbSci or KBI.
1.56    “Valid Claim” means, with respect to a particular country, a claim (including a process, use, or composition of matter claim) of (a) an issued and unexpired patent (or a supplementary protection certificate thereof) that has not (i) irretrievably lapsed or been abandoned, permanently revoked, dedicated to the public or disclaimed or (ii) been held invalid, unenforceable or not patentable by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, which holding, finding or decision is final and unappealable or unappealed within the time allowed for appeal or (b) a pending patent application, which claim has not been abandoned or finally disallowed without the possibility of appeal; provided that if a pending patent application has been pending for longer than eight (8) years from the date of filing of the initial priority application, then such corresponding claim in such pending patent application will not be deemed to be a Valid Claim; provided that if a claim ceases to be a Valid Claim by reason of the foregoing subclause (b), then such claim will again be deemed a Valid Claim in the event such claim subsequently issues.
1.57    Additional Definitions. Each of the following terms has the meaning described in the corresponding section of this Agreement indicated below:

Definition:	Section:

“AbSci Indemnitees”	9.1
“Bankruptcy Code”	10.2(b)
“Change of Control”	11.5
“Combination Program Patents”	6.4(b)
“Competitive Infringement”	6.5(d)
“Confidential Information”	7.1
“Defending Party”	6.6
“Disclosing Party”	7.1
“Force Majeure”	11.7
“Filing Party”	6.4(c)

Definition:	Section:
“Indemnify”	9.1
“Infringement”	6.5(a)
“Infringement Claim”	6.6
“Joint Marketing Committee”	2.2(a)
“Losses”	9.1
“KBI Indemnitees”	9.2
“Receiving Party”	7.1
“Scale-Up Test”	4.1
“Senior Executives Discussion”	11.2(a)
“Technology Transfer Plan”	3.1
“Term”	10.1
“Third-Party Claims”	9.1
“Upfront Payment”	5.1
ARTICLE 2
JOINT MARKETING OF ABSCI TECHNOLOGY AND KBI SERVICES
2.1    Rights Granted.
(a)    Exclusive CMO. Subject to the terms and conditions of this Agreement, KBI shall be the exclusive CMO during the Term authorized to Market the AbSci Technology in the Territory, subject to the terms and conditions of this Agreement. During the Term, AbSci shall not grant any other CMO any rights to Market AbSci Technology in the Territory without KBI’s prior written consent. For clarity, AbSci may enter into agreements to Market AbSci Technology with Third Parties that are not CMO’s, and AbSci may enter into any agreement with any CMO not KBI other than an Agreement that authorizes such CMO to Market AbSci Technology or that designates any other CMO as a preferred CMO.
(i)    Press Releases and other Public Statements. AbSci may make public statements, including without limitation in press releases and Marketing Materials, about its work with CMO’s other than KBI.

(ii)    Required Disclosures. No right granted under this Section 2.1 shall prohibit or limit AbSci from disclosing any information required to be disclosed pursuant to Law, a court order, or to comply with the rules of the U.S. Securities and Exchange Commission (or relevant ex-U.S. counterpart) or any stock exchange or listing entity (including for AbSci any public offering of AbSci or any Affiliate or successor thereto).
(b)    Non-Exclusive Joint Marketing of KBI. Subject to the terms and conditions of this Agreement, KBI hereby grants to AbSci the non-exclusive right with KBI during the Term to Promote the KBI Services in the Territory, subject to the terms and conditions of this Agreement.
2.2    Joint Marketing Committee.
(a)    Members. The Parties shall establish a committee comprised of four (4) individuals, two (2) of which shall be appointed by KBI and two (2) of which shall be appointed by AbSci (the “Joint Marketing Committee”). The initial members of the Joint Marketing Committee are set forth on Exhibit A. Either Party may replace any or all of its representatives on the Joint Marketing Committee at any time upon written notice to the other. A Party may designate a substitute to temporarily attend and perform the functions of such Party’s designated representative at any meeting of the Joint Marketing Committee.
(b)    Role and Responsibilities. The Joint Marketing Committee will be used as the forum during the Term for the Parties to discuss Joint Marketing strategy, including ongoing Joint Marketing activities. In particular, and subject to the foregoing and the other terms and conditions of this Agreement, the Committee shall perform the following functions:
(i)    Develop joint marketing plans (including Joint Marketing Initiatives, training, Marketing Materials, visual aids and other Joint Marketing activities intended to support the Marketing and Detailing of AbSci Technology and KBI Services, and any material amendments or modifications to any joint marketing plan or budget.
(ii)    Discuss and develop a joint marketing plan and marketing budgets for AbSci Technology and KBI Services;
(iii)    Discuss the actual results of the Marketing of products;
(iv)    Discuss the state of the markets for products and services in the Territory and opportunities and issues concerning the Marketing of products and services in the Territory, including consideration of marketing, promotional strategy, marketing research plans, product/service positioning and product/service profile issues, to determine the kind of Marketing and selling efforts that are appropriate;
(v)    Review data and reports assembled by the parties from time to time with respect to the Joint Marketing activities;
(vi)    Review Marketing Materials and promotional activities to be used by the Parties, including the quantity, method of distribution of, and guidelines for the use of Marketing Materials or educational materials and literature;

(vii)    Identify and discuss leads, including the type and nature of leads for which AbSci Technology is likely to be suitable; and
(viii)    Have such other responsibilities and address any other matters delegated to the Committee under this Agreement or as may be mutually agreed upon in writing by the Parties from time to time.
(c)    Primary Contact. KBI and AbSci each shall appoint a person (a “Primary Contact”) to be the primary contact between the Parties with respect to the joint marketing activities. The initial Primary Contact is set forth on Exhibit B. Each Party shall notify the other in writing as soon as practicable upon changing its initial Primary Contact appointment. The Primary Contact of each Party will be one of its two representatives on the Committee.
(d)    Meetings. The chairman or secretary of the Committee shall call meetings as reasonably requested during the Term by one of the Parties upon not less than forty-eight (48) hours’ notice to each member of the Joint Marketing Committee; provided, however, that (a) the agenda may be submitted by either Party, and (b) the Joint Marketing Committee shall meet an agreed upon interval, but at least a quarterly basis through the end of the Term, unless the Parties agree otherwise. Meetings may be held in person, by telephone, or by video conference call and, except as set forth herein, the location of each meeting shall be mutually agreed upon by the Parties. On advance notice to the other Party, additional participants may be invited by any representative to attend meetings where appropriate and to address any matters that are within the responsibilities and functions of the Joint Marketing Committee. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to participate or attend committee meetings. Any Proprietary Information disclosed in any meeting of the Joint Marketing Committee by a Party shall remain Proprietary Information of such Party.
(e)    Minutes of Committee Meetings. Minutes of each Joint Marketing Committee meeting shall be transcribed and issued by the secretary of the meeting at least [***] prior to the date of the next scheduled meeting of such committee and shall be approved as the first order of business at the immediately succeeding meeting of such committee. Such minutes shall include only key discussion points and decisions made and provide a list of any identified issues yet to be resolved.
2.3    Diligence. KBI will diligently Market AbSci Technology, and AbSci will diligently Market the KBI Services in the Territory during the Term, subject to the terms and conditions of this Agreement and in accordance with its business, legal, and scientific judgment.
2.4    Marketing the AbSci Technology.
(a)    KBI Marketing of KBI Services to AbSci Targets. During the Term, KBI shall Market AbSci Technology to KBI Targets during the Term.
(b)    KBI Business Development Team. KBI will maintain a business development team during the Term.

(c)    Inclusion of AbSci Technology in KBI’s Service Offering. During the Term, KBI shall include the AbSci Technology in KBI’s offering of services to KBI Targets. Any such offering of AbSci Technology in KBI’s offering of services shall identify such technology as AbSci’s. For clarity, such offering shall not be deemed to create any agreement with AbSci until AbSci and the relevant parties reach mutually agreeable terms for use of the AbSci Technology.
(d)    Commercially Reasonable Efforts. During the Term, KBI shall use Commercially Reasonable Efforts to Market AbSci Technology to KBI Targets during the Term.
(e)    Qualifying Leads to AbSci. On a Contract-Year-by-Contract-Year basis, KBI shall provide the minimum number of Qualifying Leads to AbSci set forth in Table 2.4(d) resulting from KBI’s Marketing under this Agreement. For clarity, a Qualifying Lead is a Third Party and may [***].

Table 2.4(e)

Contract Year	Minimum new Qualifying Leads During the Contract Year

[***].	[***].

[***].	[***].

[***].	[***].

[***].	[***].

(f)    Preparation and Delivery of Joint Marketing Initiatives for AbSci Technology and KBI Services. During each of [***]. unless the Agreement is terminated earlier, the Parties will jointly prepare and deliver at least [***] Joint Marketing Initiatives for AbSci Technology and KBI Services. The selection, timing and sequence of the Joint Marketing Initiatives shall be decided by the Joint Marketing Committee. Each Party shall be responsible for its own costs and expenses related to the preparation and delivery of each Joint Marketing Initiative, including costs and expenses for its own employees or other representatives to prepare, participate in or attend Joint Marketing Initiatives.
(g)    Marketing Materials and Training Materials for AbSci Technology.
(i)    Preparation by AbSci. AbSci shall provide KBI with Marketing Materials and training materials for the performance of Marketing the AbSci Technology by KBI. Such Marketing Materials and training materials shall be provided without cost to KBI. AbSci shall be solely responsible for the preparation, content and method of distribution of the Marketing Materials.

(ii)    Preparation by KBI. Subject to the prior written consent of AbSci and compliance with Section 2.4(h)(iii), KBI may develop, create and use Marketing Materials for the performance of Marketing the AbSci Technology by KBI.
(iii)    Use of Marketing Materials by KBI. KBI’s representatives shall use the Marketing Materials provided by AbSci in marketing AbSci Technology hereunder. AbSci will coordinate with KBI to replenish supplies of Marketing Material when depleted on a timely basis. AbSci shall advise KBI promptly of any inaccuracy or incompleteness of the Marketing Materials, and upon such notice KBI will advise its representatives to cease the use of any portion or all of the Promotional Materials so identified by KBI, and either destroy or return such Marketing Materials to AbSci, at AbSci’s instruction and expense and AbSci shall furnish KBI with corrected or complete Marketing Materials as soon as practicable thereafter.
(h)    Training and Sales Support by AbSci.
(i)    Training of KBI Business Development Team. Within [***] of the Effective Date and at a mutually agreed time and place, AbSci shall provide training to KBI’s business development team regarding the AbSci Technology for Marketing the AbSci Technology in the Territory. Thereafter, from time-to-time during the Term, AbSci shall provide KBI with such additional training as is reasonably required by KBI and as mutually agreed to by the Parties to help ensure that the training of KBI’s sales force will be consistent with the training provided to AbSci’s business development team who Detail AbSci Technology in the Territory.
(ii)    Provision of Sufficient Training Materials. During the Term, AbSci shall provide KBI with sufficient quantities of training materials relating to AbSci Technology in order to meet the KBI’s projected needs. Such materials shall be provided to KBI free of charge for distribution to the KBI business development team.
(iii)    Sales support by AbSci. From time-to-time during the term, AbSci shall use reasonable efforts to make its personnel available at a mutually agreeable time and place to provide sales support to KBI’s business development team. Such sales support shall be limited in duration and scope to the activities normally undertaken by AbSci personnel to Market AbSci Technology at AbSci.
2.5    Marketing of KBI Services
(a)    AbSci Marketing of KBI Services to AbSci Targets. During the Term, AbSci shall Market KBI Services to AbSci customers and AbSci Targets during the Term as the preferred CMO for AbSci Technology, and such marketing efforts shall include AbSci distributing the Marketing Materials provided by KBI to AbSci Targets. For clarity, a Target may choose to contract with a CMO other than KBI for its contract development and manufacturing services, and AbSci will be able to work and contract with such other CMO so chosen with the Target.
(b)    Marketing Materials and Training Materials for KBI Services.
(i)    Preparation by KBI. KBI shall provide AbSci with Marketing Materials and training materials for the performance and supervision of marketing the KBI

Services by the AbSci business development team. Such Marketing Materials and training materials shall be provided without cost to AbSci. KBI shall be solely responsible for the preparation, content and method of distribution of the Marketing Materials.
(ii)    Use of Marketing Materials by AbSci. AbSci’s representatives shall use the Marketing Materials provided by KBI in marketing KBI Services hereunder. KBI will coordinate with AbSci to replenish supplies of Marketing Material when depleted on a timely basis. KBI shall advise AbSci promptly of any inaccuracy or incompleteness of the Marketing Materials, and upon such notice KBI will advise its representatives to cease the use of any portion or all of the Promotional Materials so identified by KBI, and either destroy or return such Promotional Materials to KBI, at KBI’s instruction and expense and AbSci shall furnish KBI with corrected or complete Promotional Materials as soon as practicable thereafter.
2.6    Use of Names, Logos and Trademarks. Except as otherwise prohibited by applicable law and as otherwise set forth herein, all Marketing Materials used during the Term, may display the names, logos and trademarks of AbSci and KBI. To the extent reasonably practicable, all Marketing Materials will indicate that AbSci Technology is owned and sold by AbSci, and Marketed by KBI and AbSci, and that the AbSci Trademarks (Exhibit C) are owned by AbSci, as directed by AbSci. Further to the extent reasonably practicable, all Marketing Materials will indicate that KBI Services are provided by KBI, and Marketed by KBI and AbSci, and that the KBI Trademarks (Exhibit D) are owned by KBI, as directed by KBI. All applicable names, logos and trademarks shall, during the Term, be prominently displayed in accordance with each Party’s specifications on all such materials. Each Party hereby consents to such use of its name and logo, provided that the other Party adheres to the agreed-on format, language and uses, and provided further that neither Party will acquire any rights in the other Party’s name, logo or trademark. After expiration of the Term or termination of this Agreement, neither Party will include the other’s name, logo or Trademark on any Marketing Materials.
2.7    Co-Branding Activities. The Parties will discuss in good faith an agreement on mutually agreeable terms to undertake co-branding activities between AbSci and KBI. In such discussion, each Party decide, in its sole discretion, whether to enter into such agreement or whether a term is agreeable to such Party.
ARTICLE 3
LICENSES
3.1    Technology Transfer License to KBI. Subject to the terms and conditions of this Agreement, AbSci hereby grants to KBI and its Affiliates a worldwide, royalty-free non-exclusive, non-sublicensable, non-transferable (except as set forth in Section 11.5) license under the AbSci Licensed IP solely to (i) complete Feasibility Studies and Joint Development Projects with AbSci and perform KBI’s responsibilities under the Technology Transfer Plan set forth in Section 4.1. Absent the written consent of AbSci, KBI may not transfer any Results from the Scale-Up Test to any non-Affiliated Third Party. This license will terminate upon the expiration or termination of the Scale-Up Test. For clarity, KBI will not perform Feasibility Studies or Joint Development Projects without AbSci’s prior written consent (which may include consent by email communication).

3.2    Negative Covenants. KBI hereby covenants on behalf of itself and its Affiliates not to practice, and not to permit or cause any Affiliate, or other third party to practice any AbSci Licensed IP or utilize AbSci Technology for any purpose other than as expressly authorized in this Agreement.
3.3    Reservation of Rights. No rights, other than those expressly set forth in this Agreement, are granted to either Party under this Agreement, and no additional rights will be deemed granted to either Party by implication, estoppel or otherwise, with respect to any intellectual property rights. All rights not expressly granted by either Party or its Affiliates to the other under this Agreement are reserved.
3.4    Trademark Matters.
(a)    General. It is the intent of the Parties to use the AbSci Trademarks and KBI Trademarks solely on the terms and conditions set forth in ARTICLE 2, on and in connection with the marketing, sale, advertising and/or Promotion of AbSci Technology and KBI Services in the Territory during the Term. Each of the Parties consents to the use of its respective trademarks by the other Party and its Affiliates in connection with the performance of such Party’s obligations pursuant to this Agreement.
(b)    Maintenance. Each Party shall determine, in its sole discretion, whether to maintain any of the registrations of its respective trademarks in the Territory.
(c)    Enforcement. During the Term, each Party shall promptly notify the other of any actual, alleged or threatened infringement of such Party’s trademark or of any unfair trade practices, passing off of counterfeit goods, or similar offenses of which it becomes aware. Each Party reserves the right to determine, in its sole discretion, whether to and to what extent to institute, prosecute or defend any actions or proceedings involving or affecting any rights relating to such Party’s trademark in the Territory. Upon a Party’s reasonable request, the other Party shall cooperate with and assist such Party in its enforcement efforts with respect to its trademark. The Party to whom the trademark belongs shall be responsible for all costs and expenses incurred by either Party at the first Party’s request in connection with any such action defending its trademark, and, following each Party’s recovery of its respective costs and expenses, the Parties will share all money damages, if any, recovered in connection with such action in proportion to the amount of damage actually suffered by such Party.
ARTICLE 4
TECHNOLOGY TRANSFER PROGRAM; THIRD PARTY AGREEMENTS; COMMERCIALIZATION
4.1    Technology Transfer Program. [***], the Parties will complete a Technology Transfer Program. The Technology Transfer Program shall consist of (i) the preparation and delivery of the AbSci Marketing Materials, (ii) the preparation and delivery of the AbSci Training Materials, and (iii) a scale-up test mutually agreed upon by the Parties (the “Scale-Up Test”). The Scale-Up Test shall meet the following requirements: (i) it will be designed to confirm that some aspect AbSci Technology can be performed at KBI at scales larger than those performed at AbSci; (ii) the nature and scope of any Scale-up Test (including the molecule and volume of the reactor) will be mutually agreed by the Parties and (iii) it shall be reasonably capable of being completed successfully in two (2) months from commencement of the Scale-Up Test. The Scale-Up Test will be agreed to by the Parties within [***] of the Effective date of the Agreement. If no such agreement is made within [***], AbSci shall specify, in its sole discretion, the Scale-Up Test, and KBI shall use Commercially Reasonable Efforts to conduct and complete with AbSci the Scale-Up Test so specified by AbSci. [***]
4.2    Third Party Agreements.
(a)    AbSci Authority, Generally. AbSci shall have the right, in its sole discretion, to enter into Technology Development Agreements and Commercialization Agreements with Third Parties, including with Qualifying Leads.
(b)    KBI Licensing Support. KBI will facilitate introductions to appropriate AbSci Personnel for KBI Targets who express interest in entering development or commercialization activities with AbSci, and such customers and targets may enter into Technology Development Agreements and/or Commercialization Agreements directly with AbSci.
(c)    KBI Services Agreements. KBI shall have the right, in its sole discretion, to enter into Services Agreements with Third Parties.
(d)    AbSci Services Support. AbSci will facilitate introductions to appropriate KBI Personnel for AbSci Targets who express interest in entering into Services Agreements with KBI, and such customers and targets may enter into Services Agreements directly with KBI.
4.3    Use and Transfer of AbSci Materials in the Scale-Up Test, Technology Development Agreement and Commercialization Agreement Projects.
(a)    Applicability. This Section 4.3 applies to any work done or performed by AbSci and KBI under this Agreement.
(b)    Storage; Accounting; Access. KBI will store or cause to be stored by its Affiliates, all AbSci Materials in accordance with any storage guidelines provided by AbSci, any other instructions provided by AbSci, and in accordance with applicable Laws in a safe and secure location. KBI will keep or cause to be kept records of AbSci Materials received, used (and the purpose of such use), disposed of, transferred from Permitted Facilities (and the purpose of such transfer) or returned to AbSci. KBI will limit access to any AbSci Materials to only those employees or Affiliates of KBI performing activities in accordance with and to the extent permitted by this Agreement.
(c)    No Reverse Engineering or Modifications of AbSci Materials, the AbSci Technology, or AbSci Licensed IP. KBI will not, and it will cause its Affiliates, not to (directly or indirectly): (i) reverse engineer, modify or otherwise deconstruct the AbSci Materials, or cell culture media provided therewith, the AbSci Technology, or AbSci Licensed IP, for any purpose, including identifying structures, compositions or genetic or amino acid sequences or determining the characteristics of the AbSci Materials, AbSci Technology, or AbSci Licensed IP, other than as expressly required to manufacture the Licensed Products; (ii)

clone, express, or otherwise produce any products or materials (including any progeny or derivatives thereof) from, the AbSci Materials, AbSci Technology, or AbSci Licensed IP without AbSci’s consent; or (iii) notwithstanding anything to the contrary in Section 7.7, publish or otherwise publicly disclose the AbSci Materials, AbSci Technology, or AbSci Licensed IP. If, notwithstanding the foregoing covenant, KBI or any of its Affiliates, creates an Improvement of any AbSci Materials, AbSci Technology, or AbSci Licensed IP in violation of this Section 4.3(c) (whether or not such Improvement is patentable), then, in any such case, KBI agrees: (A) to assign and does hereby assign (and agrees to cause its Affiliates to assign) all of its and their respective rights, title and interest in and to any such Improvement of the AbSci Materials, AbSci Technology, or AbSci Licensed IP to AbSci; (B) to disclose (and agrees to cause its Affiliates to disclose) any such Improvement to AbSci promptly; and (C) not to use (and agrees to cause its Affiliates not to use) any Improvement for any purpose without the prior written consent of AbSci (which, if such consent is given, such Improvement may become “AbSci Licensed IP” hereunder).
(d)    Sole Permitted Use of AbSci Materials. KBI will, and will cause its Affiliates, to use the AbSci Materials in accordance with the terms and conditions of this Agreement, and not for any other purpose. KBI will not, and will cause its Affiliates, not to transfer, make available, deliver or disclose AbSci Materials to any third party. It is understood and agreed that once a third party has a license with AbSci for the use of the AbSci Technology or Materials, and that third party contracts with KBI for development or manufacturing services, KBI will sublicense that party’s license to provide the services to such third party.
(e)    Destruction or Other Disposition of AbSci Materials. Promptly upon expiration or termination of this Agreement, KBI will return or cause its Affiliates to return any retained portion of a Producing Cell Line, any remaining vials in any cell bank, and any other unused AbSci Materials to AbSci or a designee as directed by AbSci, at AbSci’s expense, other than as permitted under a sublicense provided to KBI by a KBI Client.
4.4    Manner of Performance; Records.
(a)    KBI will (a) perform, and will cause its Affiliates to perform, all activities involving AbSci Technology under this Agreement in good scientific manner and in compliance with all applicable Laws and (b) maintain, or cause to be maintained, complete and accurate records of all such activities conducted by or on behalf of KBI, or its Affiliates, including all results, data, inventions and developments.
(b)    Reporting of Technical Issues. KBI will promptly (and in no event more than [***] after identification) notify AbSci in writing of any material deviations from established characteristics or performance parameters, or any material communication with a Governmental Authority regarding the AbSci Technology. KBI will afford AbSci a reasonable opportunity to discuss such reports and such notifications.

ARTICLE 5
FINANCIAL TERMS
5.1    Upfront Joint Marketing Payment. Within [***] of the Effective Date, KBI will pay to AbSci a one-time, irrevocable, non-refundable, non-creditable payment in the amount of [***] (the “Upfront Payment”) in the sequence and amounts shown in Exhibit C. In the event that AbSci is not able to affirmatively make the representation set forth in [***] of the Class D Preferred Unit Purchase Agreement dated as of the date of this Agreement, on [***], to KBI, without exceptions, AbSci will refund KBI [***] of the Upfront Payment. The Parties acknowledge and understand AbSci’s affirmation to KBI, if made, will not affect in any way the financing completed under the Class D Preferred Unit Purchase Agreement or be the basis of any claim by KBI thereunder.
5.2    Annual Maintenance Payments.
(a)    [***] Maintenance Payment. If (i) AbSci has completed all of its responsibilities under the Technology Transfer Program under Section 4.1 before [***], (ii) the Parties have prepared and delivered at least [***] Joint Marketing Initiatives before [***], and (iii) KBI has entered into at least [***] KBI Services Agreement (such KBI Services Agreement could include an agreement among KBI, AbSci and a client), before [***] to participate in a Feasibility Study or Joint Development Project, KBI shall pay to AbSci an irrevocable, non-refundable, non-creditable payment of [***] (the “[***] Maintenance Payment”). For purposes of this Section 5.2(a), a KBI Services Agreement will be considered to have been entered into in [***] if it was primarily negotiated in[***] and the effective date of the Agreement is [***]. The [***] Maintenance Payment is due within [***] after the end of [***] or after the effective date of such qualifying KBI Agreement, whichever is later. For clarity, KBI shall not have the authority to obligate AbSci under this Agreement to perform a Feasibility Study, a Joint Development Project in a KBI Services Agreement without AbSci’s written consent. The Parties shall make good faith efforts to timely enter into the KBI Services Agreement required by 5.2(a)(iii).
(b)    [***] Maintenance Payment. If (i) the Parties have prepared and delivered [***] Joint Marketing Initiatives during [***] (in addition to the Joint Marketing Activities in [***]), and (ii) KBI has entered into at least [***] KBI Services Agreement (such KBI Services Agreement could include an agreement among KBI, AbSci and a client), during [***] to participate in a Feasibility Study or Joint Development Project, KBI shall pay to AbSci an irrevocable, non-refundable, non-creditable payment of [***] (the “[***] Maintenance Payment”). For purposes of this Section 5.2(b), a KBI Services Agreement will be considered to have been entered into in [***] if it was primarily negotiated before the expiration of [***] and the effective date of the Agreement is [***]. The [***] Maintenance Payment is due within [***] after the end of [***] or after the effective date of any such qualifying KBI Agreement hereunder, whichever is later. The Parties shall make good faith efforts to timely enter into the KBI Services Agreement required by 5.2(b)(ii).

5.3    Additional Exclusivity Payments.
(a)    [***] Additional Exclusivity Payment. Within [***] after the end of [***], KBI shall pay to AbSci an irrevocable, non-refundable, non- creditable payment of [***], if the number of Qualifying Leads provided AbSci in [***] is less the minimum number set out in Table 2.4(d).
(b)    Additional Exclusivity Payments After [***]. Within [***] after the end of [***], KBI shall pay to AbSci an irrevocable, non- refundable, non-creditable payment of [***], if the number of Qualifying Leads provided in [***] is less the minimum number set out in Table 2.4(d). Within [***] after the end of [***], KBI shall pay to AbSci an irrevocable, non-refundable, non-creditable payment of [***] if the number of Qualifying Leads provided in [***] is less the minimum number set out in Table 2.4(d).
5.4    Royalties.
(a)    Royalty Payments. Beginning on [***] and for each year thereafter during the Term, KBI will pay to AbSci royalties at a royalty rate of [***] (the “Royalty Rate”) based on the Net Sales of KBI Services received by KBI during such year. Royalty Payments will not be due until such Net Sales are actually collected by KBI.
(b)    Royalty Payments and Reports. KBI will pay to AbSci any amounts due pursuant to Section 5.4(a) [***], one payment within [***] and one payment [***]. KBI will provide to AbSci concurrently with such payment a statement (in English) setting forth the calculation of the royalties due to AbSci for such period.
5.5    Financial Audits
(a)    Record Keeping. KBI and its Affiliates will keep complete and accurate records in accordance with the applicable Accounting Standards of the activities and payments underlying (royalty payments, including the Net Sales upon which the royalty payments are based and any reductions taken in accordance with this Agreement. AbSci will have the right not more than one-time annually during the Term, at its sole expense, to have an independent, certified public accountant, selected by AbSci and reasonably acceptable to KBI, review any such records of KBI in the location(s) where such records are maintained by KBI, upon reasonable prior written notice, during regular business hours and under obligations of confidentiality, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement, within the prior two (2) Calendar Years.
(b)    Audit Report. The independent, certified public accountant will prepare a report of the audit conducted in accordance with Section 5.6(a), a copy of which report (which will be in English) will be sent or otherwise provided to each Party by such independent, public accountant at the same time, will contain the conclusions of such accountant regarding the audit and will specify that the amounts paid pursuant thereto were correct or, if incorrect, the amount of any underpayment or overpayment, and the specific details regarding any discrepancies. No other information will be provided to AbSci without the prior consent of KBI. If such report shows any underpayment, then KBI will remit to AbSci, within [***] after receipt of such report, (i) the amount of such underpayment and (ii) if such underpayment exceeds [***], the reasonable out-of-pocket costs incurred by AbSci in conducting such audit. If such report shows any overpayment, then any overpayments will, at KBI’s election, be refunded by AbSci to KBI within [***] of receipt of the audit report. The Parties mutually agree that all information of KBI that is subject to review under this Section is Confidential Information of KBI and that AbSci will retain and cause the accountant to retain all such information in confidence in accordance with ARTICLE 7.
5.6    Payments and Terms.
(a)    General Payment Terms.
(i)    Payments. All payments due to a Party under this Agreement will be made by electronic transfer in immediately available funds, via either a bank wire transfer or an ACH (automated clearing house) mechanism or other means of electronic funds transfer as agreed upon by the Parties to an account designated by such Party receiving payment. All payments will be payable in U.S. dollars. All amounts payable hereunder will be non-refundable, non-creditable and not subject to set-off. Unless otherwise notified in writing, wire transfer information for any payment to AbSci due under this Agreement is:
Beneficiary Bank Information: [***]
(ii)    Taxes. All payments under this Agreement are exclusive of all taxes other than income taxes owed by the Party as a result of receiving payments made hereunder. Each Party will make all payments due to the other Party under this Agreement without deduction or withholding. The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any taxes required by applicable Law to be withheld or deducted from any payments made by a Party to the other Party under this Agreement, including by completing all procedural steps, and taking all reasonable measures, to ensure that any withholding tax is reduced or eliminated to the extent permitted under applicable Law, including income tax treaty provisions and related procedures for claiming treaty relief. To the extent that a Party is required to deduct and withhold taxes on any payment to the other Party, such Party will deduct and withhold such taxes and pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly submit to the other Party an official tax certificate or other evidence of such withholding sufficient to enable such Party to claim such payment of taxes. Each Party will provide the other Party with reasonable assistance in order to allow the other Party to recover, as permitted by applicable Law, withholding taxes, value added taxes or similar obligations resulting from payments made hereunder or to obtain the benefit of any present or future treaty against double taxation which may apply to such payments. Each Party will provide the other Party with any tax forms that may be reasonably necessary in order for the other Party not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral tax income treaty. Each Party will use reasonable efforts to provide any such tax forms to the other Party at least [***] prior to the due date identified by the other Party for any payment for which such Party desires that the other Party apply a reduced withholding rate.
(iii)    Interest on Overdue Payments. Any amounts (other than amounts disputed in good faith) owed by a Party to the other Party under this Agreement that is more than [***] past due from the invoice date, as applicable, will thereafter, to the extent permitted by applicable Law, be subject to interest at an annual percentage rate per annum equal to the prime rate as reported in the Wall Street Journal, Eastern Edition in effect on the date that such payment would have been first due, commencing on the date such payments are due and ending when paid.
ARTICLE 6
INTELLECTUAL PROPERTY
6.1    Inventorship and Ownership.
(a)    Inventorship. Inventorship for inventions and discoveries (including Know-How) first made during the course of the performance of activities pursuant to this Agreement will be determined in accordance with United States patent Laws for determining inventorship.
(b)    Ownership of Background IP. KBI will and does solely own all rights, title, and interest in and to any KBI Background IP. AbSci will and does solely own all rights, title and interest in any AbSci Background IP.
(c)    Ownership of Program IP.
(i)    KBI Program IP. KBI will and does solely own all rights, title, and interests in and to all KBI Program IP, unless otherwise agreed in writing by the Parties. AbSci hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), and will cause its Affiliates to assign, to KBI all rights, title and interest in and to all KBI Program IP.
(ii)    AbSci Program IP. AbSci will and does solely own all rights, title, and interests in and to all AbSci Program IP, unless otherwise agreed in writing by the Parties. KBI hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), and will cause its Affiliates to assign, to AbSci all rights, title and interest in and to all AbSci Program IP. AbSci agrees to discuss in good faith compensation to KBI for contributions to Improvements to AbSci Technology that were invented or jointly invented by KBI.
(iii)    Combination Program IP. AbSci and KBI will and do jointly own all rights, title and interest in and to all Combination Program IP. The Parties agree that they will not use Combination Program IP to compete with each other during the term of the Agreement.
6.2    IP Assignment Agreements.
(a)    Each Party will ensure that all of its employees, contractors, and consultants will have executed agreements assigning to such Party all rights, title and interest in and to all Program IP, and obligating the individual or entity upon request to sign any documents to confirm or perfect such assignment and to cooperate in the preparation and prosecution of any Patents claiming or otherwise covering such inventions and obligating the individual or entity to obligations of confidentiality and non-use regarding Confidential Information on materially similar terms to those set forth herein. Each Party will provide copies of all such agreements referenced in the foregoing sentence, which may be redacted as reasonably necessary, to the other Party at the request of the other Party.
(b)    Each Party will, and will cause its employees, contractors, and consultants to, execute and deliver such additional documents, including any assignments, instruments, conveyances and assurances, and take such further actions as may be reasonably required to ensure that all rights, title and interest in Program IP assigned to the other Party pursuant to Section 6.1(c) is effectively transferred to and held by such other Party.
6.3    Disclosure of Inventions. Each Party will promptly disclose to the other Party any Program IP conceived, discovered, invented or created during the Term, but no later than [***] after such conception, discovery, invention or creation.
6.4    Prosecution and Maintenance.
(a)    By KBI. KBI will have the sole right to control the Prosecution and Maintenance of all Patents within the KBI Background IP and KBI Program IP, at its sole expense.
(b)    By AbSci. AbSci will have the sole right to control the Prosecution and Maintenance of all Patents within the AbSci Background IP and AbSci Program IP, at its sole expense.
(c)    Combination Program Patents. With respect to the Prosecution and Maintenance of all Patents within the Combination Program IP (“Combination Program Patents”), neither Party may disclose the Confidential Information of the other Party without such other Party’s prior written consent. Further, AbSci and KBI will consult on the strategy for the Prosecution and Maintenance of the Combination Program Patents, including which party will file Combination Program Patent (the “Filing Party”). The Filing Party will keep the other Party informed of all steps with regard to and the status of such Prosecution and Maintenance of such Patents, including by providing to such other Party (A) copies of all correspondence and material communications that AbSci or its designee sends to or receives from any patent office or agency in the Territory relating to the Combination Program Patents, (B) a draft copy of all applications sufficiently in advance (and no less than [***] in advance) of filing to permit reasonable review and comment by such other Part, and (C) a copy of applications as filed, together with notice of its filing date and serial number. The Filing Party will reasonably consider in good faith the Other Party’s timely comments and suggestions with respect thereto. The Parties agree to split the costs of Prosecution and Maintenance, however, if the Parties disagree as to whether or not to file in a particular jurisdiction, only the Party in favor of filing in that particular jurisdiction will pay the costs for such Prosecution and Maintenance.
(d)    Cooperation. With respect to the Prosecution and Maintenance of all Combination Program Patents, each Party will: (i) execute any instruments to document their respective ownership consistent with this Agreement as reasonably requested by the other Party; (ii) make its employees, agents and consultants reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the appropriate Party hereunder to undertake its Prosecution and Maintenance responsibilities; (iii) cooperate, if necessary, with the other Party in gaining Patent term extensions; and (iv) act in good faith to coordinate its efforts under this Agreement with the other Party to minimize or avoid interference with the Prosecution and Maintenance of the other Party’s Patents.
6.5    Third-Party Infringement.
(a)    Notice. Each Party will promptly notify the other in writing of any apparent, threatened or actual infringement or unauthorized use or misappropriation of any AbSci Licensed IP by a third party in the Territory of which it becomes aware, and, in each case, will provide the other Party with all evidence in such Party’s possession or control supporting such infringement or unauthorized use or misappropriation (each, an “Infringement”).
(b)    By KBI. KBI will have the sole right to control the enforcement of all Patents within the KBI Background IP and KBI Program IP, at its sole expense.
(c)    By AbSci. AbSci will have the sole right to control the enforcement of all Patents within the AbSci Background IP and AbSci Program IP, at its sole expense.
(d)    Combination Program Patents.
(i)    Generally. The Filing Party will have the first right, using qualified outside counsel of its choosing, and at the Filing Party’s sole expense, to institute any Action alleging Infringement of any Combination Program Patent on account of a third party’s manufacture, use, offer to sell or sale of any compound or product that comprises, incorporates, or otherwise competes with any Licensed Product (and, for clarity, including the method for manufacturing same) (each such Infringement, a “Competitive Infringement”). Prior to commencing any such Action, the Filing will consult with the other Party and will consider such other Party’s requests and recommendations regarding the proposed Action. The Filing Party will give the other Party timely notice of any proposed settlement of any such Action and the Filing Party will not settle, stipulate to any facts, or make any admission with respect to any Competitive Infringement without the other Party’s prior written consent (such consent not to be unreasonably withheld) if such settlement, stipulation, or admission would: (1) adversely affect the validity, enforceability, or scope, or admit non-Infringement, of any of the Combination Program IP or Combination Program Patents; (2) give rise to liability of the other Party or its Affiliates; (3) grant to a third party a license or covenant not to sue under, or with respect to, any Combination Program IP; or (4) otherwise impair the other Party’s or any of its Affiliates’ rights in any Combination Program IP, or any other rights of the other Party or any of its Affiliates’ under this Agreement.
(ii)    If Filing Party (1) does not initiate any Action against such Competitive Infringement in the Territory, including by commencement of a lawsuit against the accused person if necessary or obtain settlement thereof (in accordance with this Agreement), within twelve (12) months after receiving notice of such Infringement of such Combination Program Patent or (2) if such Action is initiated within such period, ceases to pursue or withdraws from such action, then in each case ((1) and (2)) the other Party will be entitled (but will not be obligated) to take all actions reasonably necessary to abate such violation in the Territory, including commencement of a lawsuit against the accused third party if necessary.
(iii)    Cooperation. In any Action alleging Infringement brought under Section 6.5(d)(i), each Party will, and will cause its Affiliates to, reasonably cooperate with each other, in good faith, relative to the other Party’s efforts to protect the Patents or Know-How at issue and will join such suit as a party, if requested by the other Party or if required by applicable Law to bring or maintain such Action, and at the cost of the other Party. Furthermore, the Party initiating any Action alleging Infringement pursuant to Section 6.4(d)(ii) will consider in good faith all reasonable and timely comments from the other Party on any proposed arguments asserted or to be asserted in litigation related to the enforcement or defense of any such Patents or Know- How.
6.6    Claimed Infringement. Each Party will promptly notify the other Party if a third party brings any Action alleging patent infringement by KBI or any of its Affiliates or by AbSci or its Affiliates, in each case with respect to the Exploitation of any Licensed Product under this Agreement (any such Action, an “Infringement Claim”). In the case of any Infringement Claim, each Party will have the right, to control the defense and response to any such Infringement Claim in the Territory against such Party (the “Defending Party”), or its Affiliates. Upon the request of the Defending Party with respect to any Infringement Claim, the non-Defending Party will reasonably cooperate with the Defending Party, at its sole cost and expense, in the reasonable defense of such Infringement Claim. The non-Defending Party will have the right to consult with the Defending Party concerning any Infringement Claim and to participate in and be represented by independent counsel in any associated litigation. If the Infringement Claim is brought against both Parties (or their Affiliates), then each Party will have the right to defend against the Infringement Claim. The Party defending an Infringement Claim under this Section 6.7 will (a) consult with the other Party as to the strategy for the prosecution of such defense, (b) consider in good faith any comments from the other Party with respect thereto and (c) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such defense. The Party controlling the defense against an Infringement Claim will have the right to settle such Infringement Claim on terms deemed reasonably appropriate by such Party, provided that unless any such settlement includes a full and unconditional release from all liability of the other Party and does not adversely affect the rights of the other Party, any such settlement will be subject to the other Party’s prior written consent.
ARTICLE 7
CONFIDENTIALITY; PUBLICITY
7.1    General. “Confidential Information” means any and all information disclosed or submitted by one Party (in such capacity, the “Disclosing Party”) to the other Party (in such capacity, the “Receiving Party”) orally, in writing or in other tangible form. Each Party will receive and maintain the other Party’s Confidential Information in strict confidence. Neither Party will use the Confidential Information of the other Party for any purpose other than as required to perform its obligations or in the reasonable performance of its obligations or exercise of its rights hereunder. Each Party, in its capacity as a Receiving Party, agrees that it will not disclose the Disclosing Party’s Confidential Information to anyone other than its and its Representatives requiring access thereto for the purposes of this Agreement or as otherwise expressly permitted hereunder, provided, however, that prior to making any such disclosures, each such Representative will (a) be made aware of the confidential nature of such information, (b) be bound by written agreement or other similar obligation to maintain Confidential Information in confidence and (c) will be bound by obligations not to use such Confidential Information for any purpose other than as necessary to perform the Receiving Party’s obligations or exercise its rights under this Agreement in accordance with the terms and conditions of this Agreement. The Receiving Party agrees to take all reasonable steps to ensure that the Disclosing Party’s Confidential Information will be maintained in confidence including such steps as it takes to prevent the disclosure of its own proprietary and confidential information of like character. The Receiving Party will take all steps necessary to ensure that its Affiliates and Representatives will comply with the terms and conditions of this Agreement, and each Party will be responsible for breach of this ARTICLE 7 by any of its Affiliates and its and their respective Representatives. The Parties’ obligations of confidentiality and non-use under this ARTICLE 7 will survive any termination or expiration of this Agreement for a period of [***]; provided that for any Confidential Information that constitutes the trade secret information of the Disclosing Party, the Receiving Party’s obligations and responsibilities of non-use and confidentiality under this ARTICLE 7 will continue for so long as such information remains a trade secret of the Disclosing Party.
7.2    Exclusions from Nondisclosure Obligation. The nondisclosure and nonuse obligations in Section 7.6 will not apply to any Confidential Information to the extent that the Receiving Party can establish by competent written proof that the confidential Information:
(a)    at the time of disclosure is publicly known;
(b)    after disclosure, becomes publicly known by publication or otherwise, except by breach of this Agreement by the Receiving Party;
(c)    was in the Receiving Party’s possession in documentary form at the time of disclosure;
(d)    was received by the Receiving Party from a third party who has the lawful right to disclose the Confidential Information and who will not have obtained the Confidential Information either directly or indirectly from the Disclosing Party; or
(e)    is independently developed by the Receiving Party (i.e., without reference to or reliance on Confidential Information of the Disclosing Party).
Notwithstanding the foregoing: (i) the fact that certain technology becomes publicly known will not release a Party from the obligation to keep confidential (and not use) the information that such technology is practiced (or not practiced) by the other Party; and (ii) the fact that individual features or combinations of features of a technology are or may become publicly known will not be deemed to indicate that the overall combination of features of a technology is publicly known or disclosed and will not allow the Party to whom individual features or combinations of features of a technology was disclosed under this Agreement to disclose (or practice) such individual features or combinations of features of a technology outside the scope of a license granted to such Party under this Agreement.
7.3    Required Disclosures. If either Party is required to disclose any Confidential Information of the other Party, pursuant to Law, a court order, if strictly necessary to defend litigation (meaning that the defense would not be possible if the information were not disclosed), or to comply with the rules of the U.S. Securities and Exchange Commission (or relevant ex-U.S. counterpart) or any stock exchange or listing entity (including for AbSci any public offering of AbSci or any Affiliate or successor thereto), then the Receiving Party may do so; provided that the Receiving Party will (a) give advance written notice to the Disclosing Party, (b) make a reasonable effort to assist the Disclosing Party (at the Disclosing Party’s request and expense) to obtain a protective order requiring that the Confidential Information so disclosed be used only for the applicable purposes, but only if any such protective order is appropriate for the circumstances, and (c) use and disclose the Confidential Information solely to the extent required.
7.4    Terms of Agreement. The terms of this Agreement are the Confidential Information of both Parties; provided, however, that (a) each Party will be entitled to disclose the terms of this Agreement to any bona fide potential or actual investor, lender, investment banker, acquirer, collaborators, or permitted licensee or strategic or commercial partners; provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this ARTICLE 7 prior to any such disclosure, except the term of such obligations may be for such duration as may be reasonably negotiated, but in any case such term will have a duration that is commercially reasonable under the circumstances; provided, further, that the Receiving Party remains responsible and primarily liable for the compliance of any such disclosee with such obligations of confidentiality and non-use. In addition, if legally required, a copy of this Agreement may be filed by either Party with the U.S. Securities and Exchange Commission (or relevant ex-U.S. counterpart) or any stock exchange or listing entity. In that case, the filing Party will if requested by the other Party diligently seek confidential treatment for terms of this Agreement for which confidential treatment is reasonably available, and will provide the non-filing Party reasonable advance notice of the terms proposed for redactions and a reasonable opportunity to request that the filing Party request additional redactions to the extent confidential treatment is reasonably available under the Law.
7.5    Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party will return to the other Party or destroy, as such other Party will direct, all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the Receiving Party, subject to the Receiving Party’s right to maintain one copy of such tangible manifestations of such other Party’s Confidential Information solely for purposes of monitoring its compliance with this Agreement.
7.6    Press Release; Publicity. The Parties will issue a mutually agreed upon joint press release promptly after the Effective Date. Otherwise and except as required by applicable Law, neither Party will make any additional statements or releases regarding this Agreement, the terms and conditions of this Agreement or the activities of the Parties hereunder without the prior written consent of the other Party.

7.7    Publication. Except for disclosures permitted in accordance with Section 7.3 and 7.6, either Party wishing to make a publication or public presentation that contains the Confidential Information of the other Party or any Results under this Agreement may only do so with the prior written consent of the other Party. For clarity, KBI will not publish any information relating to the Results, AbSci Technology or AbSci Licensed IP (including AbSci Materials) without the prior written consent of AbSci.
ARTICLE 8
REPRESENTATIONS, WARRANTIES AND COVENANTS
8.1    Mutual. Each of AbSci and KBI hereby represents and warrants to the other of them that the representing and warranting Party is duly organized in its jurisdiction of incorporation; that the representing and warranting Party has the full power and authority to enter into this Agreement; that this Agreement is binding upon the representing and warranting Party; that this Agreement has been duly authorized by all requisite corporate action within the representing and warranting Party; and that the execution, delivery and performance by the representing and warranting Party of this Agreement and its compliance with the terms and conditions hereof does not and will not conflict with or result in a breach of any of the terms and conditions of or constitute a default under (a) any agreement or other instrument binding or affecting it or its Affiliate or the property of either of them, (b) the provisions of its bylaws or other governing documents or (c) any order, writ, injunction or decree of any Governmental Authority entered against it or by which any of its property is bound.
8.2    No Debarment. Each Party represents and warrants that neither it nor any of its or its Affiliates’ employees or agents performing under this Agreement has ever been, or is currently: (a) debarred under 21 U.S.C. § 335a or its equivalents in the Territory; (b) excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs; (c) listed in the FDA’s Clinical Investigators – Disqualification Proceedings Database, including for restrictions; or (d) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a) or its equivalents in the Territory, but has not yet been excluded, debarred, suspended, or otherwise declared ineligible. Each Party further covenants that if, during the Term of this Agreement, it becomes aware that it or any of its or its Affiliates’ employees or agents performing under this Agreement is the subject of any investigation or proceeding that could lead to that Party becoming a debarred entity or individual, an excluded entity or individual or a convicted entity or individual, such Party will immediately notify the other Party. This provision will survive termination or expiration of this Agreement.
8.3    DISCLAIMER OF WARRANTIES. OTHER THAN THE EXPRESS WARRANTIES OF SECTIONS 8.1 AND 8.2, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT ANY PRODUCTS DEVELOPED UNDER THIS AGREEMENT ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE, OR THAT ANY PROGRAM PATENTS WILL ISSUE OR BE VALID OR ENFORCEABLE, OR THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY PRODUCT PURSUANT TO THIS AGREEMENT WILL

BE SUCCESSFUL. THE MATERIALS AND INFORMATION PROVIDED BY ABSCI (OR ITS AFFILIATES) TO KBI ARE PROVIDED TO KBI “AS IS” WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED.
8.4    Limitation of Liability. EXCEPT (A) TO THE EXTENT A PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER ARTICLE 9, (B) AS REGARDS TO A BREACH OF A PARTY’S RESPONSIBILITIES AND OBLIGATIONS PURSUANT TO SECTIONS 4.3 OR ARTICLE 7, OR (C) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY CLAIMS ARISING HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE), REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, IN NO EVENT WILL THE COLLECTIVE, AGGREGATE LIABILITY OF ABSCI AND ITS AFFILIATES AND ITS AND THEIR REPRESENTATIVES UNDER OR IN RELATION TO THIS AGREEMENT EXCEED THE TOTAL AMOUNT OF FEES ACTUALLY RECEIVED BY ABSCI FROM KBI PURSUANT TO THIS AGREEMENT.
ARTICLE 9
INDEMNIFICATION
9.1    By KBI. KBI hereby agrees to indemnify, defend and hold harmless (collectively, “Indemnify”) AbSci, its Affiliates and its and their Representatives (collectively, “AbSci Indemnitees”) from and against any and all claims, demands, actions, suits and proceedings brought by a third party (collectively, “Third-Party Claims”), and all liability, loss, damage or expense (including reasonable attorneys’ fees) (collectively, “Losses”) finally awarded or agreed to as a settlement of such Third-Party Claims, in each case to the extent such Third-Party Claims arise out of or result from (a) the gross negligence, recklessness or willful misconduct of any KBI Indemnitee in the performance of this Agreement, (b) KBI’s breach of any of its representations, warranties or covenants under this Agreement; except in each case ((a) or (b)) to the extent AbSci has an obligation to indemnify KBI Indemnitees pursuant to Section 9.2.
9.2    By AbSci. AbSci hereby agrees to Indemnify KBI, its Affiliates and its and their Representatives (collectively, “KBI Indemnitees”) from and against any and all Third-Party Claims, and all Losses finally awarded or agreed to as a settlement of such Third-Party Claims, in each case to the extent such Third-Party Claims arise out of or result from (a) the gross negligence, recklessness or willful misconduct of any AbSci Indemnitee in the performance of its obligations under this Agreement, (b) AbSci’s breach of any of its representations, warranties or covenants under this Agreement or (c) the infringement or alleged infringement by the AbSci Technology as a result of, or arising from, the Scale-Up activities,; except in each case ((a)

through (b)) to the extent the extent KBI has an obligation to indemnify AbSci Indemnitees pursuant to 9.1.
9.3    Procedures. Each of the foregoing agreements to Indemnify is conditioned on the relevant AbSci Indemnitees or KBI Indemnitees (a) providing the party that is obligated to indemnify prompt written notice of any Third-Party Claim giving rise to an indemnification obligation hereunder, provided that the failure to promptly provide such notice will not relieve the indemnifying Party of its obligations except, and only to the extent, that the indemnifying Party is actually prejudiced as a result of such failure, (b) permitting the indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such Third-Party Claim, provided that the indemnified Party will be entitled to participate in, but not control, the defense of a Third- Party Claim and to engage counsel of its choice for such purpose at its own cost; and (c) providing reasonable assistance in the defense of such Third-Party Claim at the indemnifying Party’s request and reasonable expense. The indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third-Party Claims, on such terms as the indemnifying Party in its reasonable discretion, will deem appropriate; provided, however, that such terms must (i) include a complete and unconditional release of the indemnified Party from all liability with respect thereto and (ii) not include any admission of fault by, or impose any liability or obligation (other than the payment of money which will be satisfied by the indemnifying Party) on, the indemnified Party; in each case of (i) and (ii) with the prior written consent of the indemnified Party.
ARTICLE 10
TERM
10.1    Term. The term (the “Term”) of this Agreement will commence on the Effective Date and will expire on [***] unless extended as mutually agreed in writing by the Parties or earlier terminated by a Party as set forth below in this ARTICLE 10.
10.2    Termination.
(a)    Material Breach. Either Party may terminate this Agreement for the material breach of this Agreement by the other Party, if such breach (other than non-payment of amounts owed) remains uncured for [***] or [***] in the case of non- payment) days following notice from the non-breaching Party to the breaching Party specifying such breach.
(b)    Insolvency. If, at any time during the Term (i) a case is commenced by or against either Party under Title 11, United States Code, as amended, or analogous provisions of applicable Law outside the United States (the “Bankruptcy Code”) and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed within [***] after the commencement thereof, (ii) either Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (iii) either Party assigns all or a substantial portion of its assets for the benefit of creditors, (iv) a receiver or custodian is appointed for either Party’s business, or (v) a substantial portion of either Party’s business is subject to attachment or similar process; then, in any such case ((i), (ii), (iii), (iv) or (v)), the other Party may terminate this Agreement upon written notice to the extent permitted under applicable Law.

(c)    Failure to Provide Qualifying Leads or to Conduct Joint Marketing Activities. AbSci may terminate this Agreement upon [***] written notice if KBI failed to provide the required minimum number of Qualifying Leads in a relevant time period and KBI failed to pay the Additional Exclusivity fee as required by Section 5.3.
(d)    Change in Control. AbSci or AbSci’s Successor or Assignee of Rights may terminate this Agreement upon a Change in Control pursuant to Section 11.5 upon [***] written notice. Notwithstanding the foregoing, termination of this Agreement will not preclude KBI from performing services for an AbSci licensee under the AbSci Licensee’s license with AbSci.
10.3    Effect of Termination. If this Agreement expires in its entirety pursuant to Section 10.1(a) or terminates pursuant to Section 10.2(a), 10.2(b),10.2(c) or 10.2(d) or on a Licensed- Product-by-Licensed-Product basis pursuant at the end of a Royalty Term:
(a)    Termination of Licenses. All licenses granted under Section 3.1 and 3.2 will terminate.
(b)    Return of Confidential Information. Each Party will promptly return or destroy all of such other Party’s Confidential Information in accordance with Section 7.10, except (i) to the extent that such Confidential Information is subject to a license or similar grant of rights to such Party that survives such expiration or termination and (ii) that such Party will have the right to copies of intangible Confidential Information of such other Party for legal and archival purposes.
(c)    Return of AbSci Materials. KBI will promptly return or destroy all AbSci Materials in accordance with Section 4.3(c).
(d)    Termination of Rights and Obligations. Except as set forth in this Section 11.3 and Section 11.4, all rights and obligations of the Parties hereunder will terminate as of the effective date of termination.
(e)    Accrued Obligations. Such expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability which, on the effective date of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.
(f)    Future Assurances. KBI will execute all documents and take, or cause to be taken, all such further actions as may be reasonably requested by AbSci in order to give effect to the foregoing clauses.
(g)    Return of Payments for Change of Control. If and only if this Agreement is terminated under Section10.2(d) due to a Change of Control, AbSci or AbSci’s Successor will refund any Upfront Payment under Section 5.1, Annual Maintenance Payments under Section 5.2 or any Additional Exclusivity Payment under Section 5.3. For clarity, AbSci or AbSci’s Successor is required to refund any amounts under this Section 10.3(g) if and only if such amounts were actually paid by AbSci to KBI.

10.4    Survival in All Cases. Termination of this Agreement will be without prejudice to or limitation of any other remedies available to nor any accrued obligations of either Party. [***] will survive any expiration or termination of this Agreement to the degree necessary to permit their complete fulfillment or discharge.
ARTICLE 11
MISCELLANEOUS
11.1    Independent Contractors. The Parties will perform their obligations under this Agreement as independent contractors. Nothing contained in this Agreement will be construed to be inconsistent with such relationship or status. This Agreement and the Parties’ relationship in connection with it will not constitute, create or in any way be interpreted as a joint venture, fiduciary relationship, partnership or agency of any kind.
11.2    Dispute Resolution.
(a)    Either Party may refer any claim, controversy or dispute in connection with this Agreement to the Senior Executives of the Parties for good-faith discussions over a period of not less than [***] (the “Senior Executives Discussions”). Each Party will make one or more of its Senior Executives reasonably available for such discussions. If the Parties are unable to resolve the claim, controversy or dispute through the Senior Executives Discussions within such [***], then, subject to Section 11.3, such claim, controversy or dispute will be resolved in accordance with Section 11.2(b) below.
(b)    Upon written demand of either Party, any claim, controversy or dispute not resolved in accordance with Section 11.2(a) will be submitted to arbitration. Such arbitration will take place in Delaware and will proceed in accordance with the Laws of such jurisdiction and the Commercial Arbitration Rules of the American Arbitration Association or if the parties so elect, the Rules of the United Nations Commission on International Trade Law Model Law on International Commercial Arbitration. A record and transcript of the proceedings will be maintained. Any award will be made in writing and in reasonable detail, setting forth the findings of fact and conclusion of law supporting the award. The determination of a majority of the panel of arbitrators will be the decision of the arbitrators, which will be binding regardless of whether one of the Parties fails or refuses to participate in the arbitration. The decision will be enforceable by a court of law, provided that the decision is supported by substantial fact and is without material error of law. All costs of such arbitration, except expert fees and attorneys’ fees (which shall be borne by the Party employing such experts and attorneys), will be shared equally by the Parties. This Section 11.2(b) will not prevent a Party from seeking interim injunctive relief from any court of competent jurisdiction pending resolution of the dispute.
11.3    Governing Law and Venue. This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of Delaware, notwithstanding any provisions of Delaware state laws or any other laws governing conflicts of laws to the contrary; provided, however, that matters of intellectual property law will be determined in accordance with the United States federal law to the extent applicable.

11.4    Entire Agreement. This Agreement (including its Exhibits) sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties with respect to such subject matter. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.
11.5    Assignment. Neither Party may at any time assign or transfer this Agreement without the prior written consent of the other Party; except that a Party may make such an assignment or transfer without the other Party’s consent (a) to the assigning Party’s Affiliates or (b) to the successor to all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets or other transaction) (collectively, a “Change of Control”). Any permitted successor or assignee of rights and obligations hereunder will, in a writing to the other Party, expressly assume performance of such rights and obligations. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement will be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the Parties hereto.
11.6    Severability. If any provision of this Agreement is deemed to be invalid or unenforceable in any respect for any reason, the validity and enforceability of such provision in any other respect and of the remaining provisions of this Agreement will not be impaired in any way.
11.7    Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a Force Majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition, but no longer than [***]. For purposes of this Agreement, “Force Majeure” means conditions beyond a Party’s reasonable control or ability to plan for, including acts of God, war, terrorism, civil commotion, labor strike or lock-out; epidemic; failure or default of public utilities or common carriers; and destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, the payment of invoices due and owing under this Agreement will not be excused by reason of a Force Majeure affecting the payor.
11.8    Notices. Any notice required or permitted to be given under this Agreement will be in writing, will specifically refer to this Agreement and will be deemed to have been sufficiently given for all purposes if (a) mailed by first class certified or registered mail, postage prepaid, (b) delivered by express delivery service, (c) personally delivered, or (d) transmitted by email and which notice by email will be followed reasonably promptly by an additional notice pursuant to one of clause (a), (b) or (c) above. Unless otherwise specified in writing, the mailing addresses of the Parties will be as described below.

If to AbSci: [***]
with a required copy to: [***]
If to KBI: [***]
with a required copy to: [***]
11.9    Construction. This Agreement has been prepared jointly and will not be strictly construed against either Party. Ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.
11.10    Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on, nor to be used to interpret, the meaning of the language contained in the particular article or section.
11.11    Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation” and will not be interpreted to limit the provision to which it relates; (c) the word “shall” will be construed to have the same meaning and effect as the word “will”; (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); I any reference herein to any person will be construed to include the person’s successors and assigns; (f) the words “herein,” “hereof,” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in each of their entirety, as the context requires, and not to any particular provision hereof; (g) all references herein to Articles, Sections or Exhibits will be construed to refer to articles, sections or exhibits of this Agreement, and references to this Agreement include all Exhibits hereto; (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (i) provisions that require that a Party or the Parties hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise; (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then current amendments thereto or any replacement or successor law, rule or regulation thereof; (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”; and (l) unless otherwise specified, “day” means a calendar day.
11.12    No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the subsequent enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time executed by an authorized officer of the waiving Party.

11.13    Counterparts. This Agreement may be executed in one or more identical counterparts, each of which will be deemed to be an original, and which collectively will be deemed to be one and the same instrument. In addition, signatures may be exchanged by facsimile or PDF.
11.14    Conflict with Subsequent Agreements. If any right or obligation of either Party under this Agreement actually conflicts with a Technology Development Agreement or Commercialization Agreement executed after the Effective Date of this Agreement, the latest dated subsequent Technology Development Agreement or Commercialization Agreement controls.
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IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this Agreement as of the Effective Date.

ABSCI, LLC		KBI BIOPHARMA, INC.

Sign:	/s/ Sean McClain	Sign:	/s/ Tim Kelly
Print Name:	Sean McClain	Print Name:	Tim Kelly
Title:	CEO	Title:	President & CEO
Date:	12/4/2019	Date:	12/5/2019

Exhibit A
Initial Members of Joint Marketing Committee
By AbSci:
[***]
By KBI:

[***] Exhibit B
Primary Contacts
For AbSci:
[***]
For KBI:
[***]

Exhibit C
AbSci Trademarks
(a)    Trademarks receiving common-law trademark protection:
[***]
(b)    Trademark applications:

Trademark:	Jurisdiction(s):	Application Number:
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
(c)    Registered trademarks:

Trademark:	Jurisdiction:	Registration Number:
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Exhibit D
KBI Trademarks
[***]